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                                                                 Exhibit 10.12














                           THE PAYLESS CASHWAYS, INC.

                         SUPPLEMENTAL DEATH BENEFIT PLAN
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

                           THE PAYLESS CASHWAYS, INC.
                         SUPPLEMENTAL DEATH BENEFIT PLAN

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Article   Section                                                    Page
_______   _______                                                    ____

  I.              Establishment and Purpose
                  _________________________

           1.1    Establishment........................................1
           1.2    Purpose..............................................1
           1.3    Application of Plan..................................1

 II.              Definitions and Construction
                  ____________________________

            2.1   Definitions..........................................1
            2.2   Gender and Number....................................2
            2.3   Employment Rights....................................2
            2.4   Severability.........................................2
            2.5   Applicable Law.......................................3

III.              Participation
                  _____________

            3.1   Participation........................................3

IV.               Benefits
                  ________

            4.1   Eligibility..........................................3
            4.2   Amount...............................................3
            4.3   Form and Duration....................................4

  V.              General Provisions
                  __________________

            5.1   Funding..............................................4
            5.2   Vesting..............................................4
            5.3   Administration.......................................5
            5.4   Expenses.............................................5
            5.5   Indemnification and Exculpation......................5
            5.6   Interests not Transferable...........................6
            5.7   Effect on Other Benefit Plans........................6
            5.8   Tax Liability........................................6
            5.9   Insurance Contracts..................................6
            5.10   Forfeiture..........................................7

 VI.              Amendment and Termination............................7
                  _________________________


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                            THE PAYLESS CASHWAYS, INC.
                           SUPPLEMENTAL DEATH BENEFIT


                      Article I.  Establishment and Purpose
                      _____________________________________


     1.1 Establishment. PAYLESS CASHWAYS, INC. (the "Company") hereby adopts a death benefit plan for officers of the Company to be knows as THE PAYLESS CASHWAYS, INC. SUPPLEMENTAL DEATH BENEFIT PLAN (the "Plan"), effective January 1, 1988.

     1.2 Purpose. The purpose of this Plan is to provide certain death benefits to eligible employees that takes into consideration the maximum dollar limitation imposed by the Company's regular plan. In addition, this Plan provides a life insurance supplemental benefit in recognition of the contribution to the company by eligible Participants.

     1.3 Application of Plan. The terms of this Plan are applicable only to eligible employees who are in the employ of the Company on or after the Effective Date.


                    Article II.  Definitions and Construction
                    _________________________________________

     2.1 Definitions. The terms used in this Plan shall have the meaning stated below unless the context clearly indicates otherwise.

    (a) "Compensation" means a Participant's total pay in the 12-month period immediately preceding the date of disability, including only base pay, amounts deferred pursuant to a salary deduction agreement or cash or deferred arrangement offered by the Company under Code section 401(k) or 125, and amounts deferred under any "nonqualified" deferred compensation plan offered by the Company.
    (b)   "Effective Date" means January 1, 1988.
    (c) "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.
    (d) "Participant" means an employee of the Company who has met the participation requirements set forth in section 3.1 of this Plan.


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     2.2  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

     2.3 Employment Rights. Establishment of this Plan shall not be construed to give any Participant the right to be retained by the Company or to any benefits not specifically provided by the Plan.

     2.4 Severability. In the event any provision of the Plan shall be held invalid or illegal for an reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of invalidity or illegality by amendment as provided in the Plan.

     2.5 Applicable Law. This Plan is fully exempt from Titles II, III, and IV of ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA and to the extent not preempted, the laws of the State of Missouri.


                       Article III.  Participation
                       ___________________________

     3.1 Participation. An employee shall become a participant on the date he is elected an officer of the Company who is a member of a select group of its management and highly compensated executives.

                        Article IV.  Death Benefits
                        ___________________________

     4.1 Pre-Retirement Death Benefit. The designated beneficiary of a Participant who dies while employed by the Company shall be paid a lump sum death benefit equal to three (3) times their compensation less any amount of life insurance provided by the Payless Cashways, Inc. Employee Life, Accidental Death & Dismemberment and Dependent Life Insurance Plan.


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     4.2  Post-Retirement Death Benefit.  A designated beneficiary of a former
Participant who dies while receiving a benefit from the Payless Cashways, Inc. Amended Retirement Plan shall be paid a lump sum death benefit equal to their compensation less any amount of life insurance provided by the Payless Cashways, Inc. Employee Life, Accidental Death & Dismemberment and Dependent Life Insurance Plan.

     4.3 Beneficiary. The Beneficiary(ies) for the Plan shall be the beneficiary designated to receive any benefit under the Payless Cashways, Inc. Employee Life, Accidental Death & Dismemberment and Dependent Life Insurance Plan.


                        Article V. General Provisions
                        _____________________________

     5.1 Funding. All benefits paid under this Plan shall be paid in cash from the general assets of the Company. No employee shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust of fiduciary relationship of any kind between the Company and an employee or any other person. Neither an employee nor beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

     5.2 Vesting. A Participant or his beneficiary shall have no right to benefits under this Plan if the Company determines that he engaged in a willful, deliberate, or gross act of commission or omission which is substantially injurious to the finances or reputation of the Company.

     5.3 Administration. This Plan shall be administered by the Company and such other persons or committee as the Company shall appoint for general or specific purposes. The Company may from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions thereof.


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     5.4  Expenses.  The expenses of administering the Plan shall be borne by the Company.

     5.5 Indemnification and Exculpation. The members of an committee appointed by the Company to administer the Plan, its agents, and officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such persons' gross negligence or willful misconduct.

     5.6 Interests not Transferable. The interests of the Participants and their beneficiaries under the Plan are not subject to the claim of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered.

     5.7 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

     5.8 Tax Liability. The Company may withhold from any payment of benefits hereunder, any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     5.9 Insurance Contracts. The Company in its discretion may apply for and procure, as owner and for the Company's own benefit, insurance on the life of a participant, in such amounts and in such forms as the Company may choose. Neither the participant nor the Participant's spouse or beneficiary shall have any interest in any such policy or policies. At the


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request of the Company, the Participant shall submit to such medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

     5.10 Forfeiture. In the event of a participant's suicide during the first two (2) years after becoming a participant in this Plan, all of a participant's and the Participant's beneficiary's right to receive any benefits hereunder shall cease. In addition, in the event a Participant(i) makes any material misstatement of information in connection with any insurance contract (ii) fails to disclose to the Company or its agents any material item of his medical history, (iii) takes any other action (or fails to take any action), which action (or failure to act) results in a loss to the Company under the Plan, then the Company shall reduce the Participant's and the Participant's beneficiary's rights to receive any benefits hereunder as determined by the Company in its sole and absolute discretion.


                     Article VI.  Amendment and Termination
                     ______________________________________

     The Company reserves the right to amend this Plan from time to time or to terminate the Plan at any time.

                         ********************


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IN WITNESS WHEREOF, PAYLESS CASHWAYS, INC. has caused this instrument to be executed by its duly authorized officers on this 15th day of December, 1987, effective as of the 1st day of January, 1988.



                                           PAYLESS CASHWAYS, INC.

ATTEST:

                                           By: s/ Susan M. Stanton
                                           _______________________

s/ Linda J. French
__________________